Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

As independent public accountants, we hereby consent to the use of our report on the company, Cyber Law Reporter, Inc. dated January 25, 2002 and all reference to our Firm included in or made part of this registration statement.

HARPER & PEARSON COMPANY

__//s// Joseph Richardson___________

Houston, Texas

April 19, 2002

#